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                                                                    EXHIBIT 99.1

                            ADVANCE AUTO PARTS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


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                                TABLE OF CONTENTS

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                                                                               Page

Section 1     PURPOSE OF THE PLAN ............................................  1

Section 2     DEFINITIONS ....................................................  1
        2.1   "Account" ......................................................  1
        2.2   "Authorization" ................................................  1
        2.3   "Beneficiary" ..................................................  1
        2.4   "Board" ........................................................  1
        2.5   "Code" .........................................................  1
        2.6   "Committee" ....................................................  1
        2.7   "Company" ......................................................  1
        2.8   "Compensation" .................................................  2
        2.9   "Custodial Account" ............................................  2
        2.10  "Custodian" ....................................................  2
        2.11  "Eligible Employee" ............................................  2
        2.12  "Enrollment Period" ............................................  2
        2.13  "Fair Market Value" ............................................  2
        2.14  "Offering Date" ................................................  3
        2.15  "Offering Period" ..............................................  3
        2.16  "Participating Employee" .......................................  3
        2.17  "Participating Employer" .......................................  3
        2.18  "Plan" .........................................................  3
        2.19  "Purchase Date" ................................................  3
        2.20  "Purchase Price" ...............................................  3
        2.21  "Stock" ........................................................  3
        2.22  "Subsidiary" ...................................................  3

Section 3     SHARES OFFERED UNDER THE PLAN ..................................  3

Section 4     OFFERING PERIODS ...............................................  3

Section 5     ADMINISTRATION OF THE PLAN .....................................  4

Section 6     PARTICIPATION ..................................................  4
        6.1   Requirements ...................................................  4
        6.2   Continuity Authorization .......................................  4
        6.3   Termination ....................................................  4

Section 7    PURCHASE OF SHARES; LIMITATIONS ................................  4
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
        7.1    General Rule ..................................................   4
        7.2    Statutory Limitation ..........................................   5
        7.3    Insufficient Number of Shares of Stock ........................   5

Section 8      METHOD OF PAYMENT .............................................   5
        8.1    Authorization .................................................   5
        8.2    Continuing Authorization ......................................   6
        8.3    Authorization Amendment .......................................   6
        8.4    Cancellation of Election to Purchase ..........................   6
        8.5    Account Credits, General Assets and Taxes .....................   6
        8.6    No Cash Payments ..............................................   6

Section 9      EXERCISE OF PURCHASE RIGHT ....................................   7
        9.1    General Rule ..................................................   7
        9.2    Fractional Shares .............................................   7
        9.3    Delivery of Stock .............................................   7
        9.4    Dividends .....................................................   7

Section 10     TERMINATION OF EMPLOYMENT .....................................   7
        10.1   General Rule ..................................................   7
        10.2   Death .........................................................   7

Section 11     NON-TRANSFERABILITY ...........................................   8

Section 12     ADJUSTMENT ....................................................   8

Section 13     SECURITIES REGISTRATION .......................................   8

Section 14     AMENDMENT OR TERMINATION ......................................   9

Section 15     MISCELLANEOUS .................................................   9
        15.1   Stockholder Rights ............................................   9
        15.2   No Contract of Employment .....................................   9
        15.3   Withholding ...................................................   9
        15.4   Construction ..................................................  10
        15.5   Costs .........................................................  10
        15.6   Liability for Taxes ...........................................  10
        15.7   Rule 16b-3 ....................................................  10

Section 16     EFFECTIVE DATE; TERM OF PLAN                                     10
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     1.   PURPOSE OF THE PLAN. The purpose of the Advance Auto Parts, Inc.
          -------------------
Employee Stock Purchase Plan is to encourage and enable Eligible Employees of Advance Auto Parts, Inc. ("the Company") and its participating Subsidiaries the opportunity to acquire a proprietary interest in the Company through the purchase of the Company's Stock at a discount. The Company believes that employees who participate in this Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. It is the intention of the Company to have this Plan qualify as an "employee stock purchase plan" under Section 423 of the Code, as amended. Accordingly, the provisions of this Plan shall be construed in a manner consistent with the requirements of that Section 423 of the Code. Any provision of the Plan inconsistent with Section 423 of the Code will, without further act or amendment by the Company, be deemed reformed to comply with Code
Section 423.

     2.   DEFINITIONS.
          -----------

          (a) "Account" B means for each Offering Period the separate bookkeeping account which shall be established for each Participating Employee to record the payroll deductions made on his or her behalf to purchase Stock under this Plan.

          (b) "Authorization" B means the participation election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete (either in writing or via electronic submission) and timely file with the Human Resources Department before the end of an Enrollment Period in order to participate in this Plan for the related Offering Period.

          (c) "Beneficiary" B means a person to whom all or a portion of the shares or cash amounts due to the Participating Employee under the Plan will be paid if the Participating Employee dies before receiving such shares or cash amounts.

          (d) "Board" B means the Board of Directors of the Company.

          (e) "Code" B means the Internal Revenue Code of 1986, as amended, and any successor thereto.

          (f) "Committee" B means the committee appointed by the Board to administer the Plan or in the absence of such a committee, then the Board itself.

          (g) "Company" B means Advance Auto Parts, Inc. (including any entity that is directly or indirectly wholly-owned by Advance Auto Parts, Inc. and disregarded as an entity separate from Advance Auto Parts, Inc. under Section 7701 of the Code and the treasury regulations issued thereunder).

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          (h) "Compensation" B means total base pay (which includes regular pay, overtime, and shift premiums, but excludes bonuses, and any compensation related to stock options or any other remuneration paid to the Participating Employee) for services rendered by Participating Employee to the Company during the applicable period specified in the Plan.

          (i) "Custodial Account" B means the non-interest bearing bookkeeping account maintained on behalf of the Participating Employee to which shares purchased under Section 4.2 and Section 4.3 and dividends (net of withholding) shall be allocated and from which Shares and/or cash shall be distributed in accordance with Section 5.2.

          (j) "Custodian" B means the custodian for the Plan appointed by the Committee.

          (k) "Eligible Employee" B means each employee (as defined for purposes of Section 423 of the Code) of a Participating Employer who has been employed by such employer at least thirty days prior to the beginning of each period and who is customarily employed to work 20 or more hours per week, except:

              (i) an employee who customarily is employed (within the meaning of Section 423(b)(4)(B)) of the Code 20 hours or less per week by the Company or such Subsidiary.

              (ii) an employee who would own (immediately after the grant of an option under this Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company based on the rules set forth in Section 423(b)(3) and Section 424 of the Code.

              (iii) a highly compensated employee (as defined under Section 414
(q) of the Code) who is required to file statements under Section 16(a) of the Securities Exchange Act of 1934 or who otherwise falls within a category of highly compensated employees that the Committee has determined in its discretion to exclude under this Plan for a particular Offering Period.

          (l) "Enrollment Period" B means the period set by the Committee which precedes the beginning of the related Offering Period and which shall continue for no more than 30 days.

          (m) "Fair Market Value" B means (1) the closing price on a given date for a share of Stock quoted on the New York Stock Exchange system or listed on a national securities exchange as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee

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acting in good faith determines through any reasonable valuation method that a share of such Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

          (n) "Offering Date" B means for each Offering Period the first day of such Offering Period.

          (o) "Offering Period" B means a period of approximately 3 months duration commencing on the first day of each calendar year (or at such other times as may be determined by the Committee) for each year for which this Plan is in effect.

          (p) "Participating Employee" B means for each Offering Period each Eligible Employee who has satisfied the requirements set forth in Section 4 of this Plan for such Offering Period.

          (q) "Participating Employer" B means for each Offering Period the Company and each Subsidiary that the Committee designates as a Participating Employer for such Offering Period.

          (r) "Plan" B means this Advance Auto Parts, Inc. Employee Stock Purchase Plan.

          (s) "Purchase Date" B means for each Offering Period the last day of such Offering Period.

          (t) "Purchase Price" B means for each Offering Period in an Offering Period the lesser of 85% of the Fair Market Value of a share of Stock on the Offering Date or on the Purchase Date, whichever is lower.

          (u) "Stock" B means the common stock, $0.0001 par value per share, of the Company.

          (v) "Subsidiary" B means each corporation which is a subsidiary of the Company (within the meaning of Section 424(f) of the Code).

       3. SHARES OFFERED UNDER THE PLAN. There shall be a total of 700,000
          -----------------------------
shares of Stock available for purchase under this Plan, subject to any adjustment as provided in Section 12. All such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock or from shares of Stock that have been reacquired by the Company.

       4. OFFERING PERIODS. This Plan shall be implemented by a series of
          ----------------
consecutive Offering Periods, with a new Offering Period commencing on or after the first day of

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the calendar quarter (or at such other times as may be determined by the
Committee, but not exceeding 27 months) for each year for which this Plan is in effect.

          5.  ADMINISTRATION OF THE PLAN. The Committee shall supervise and
              --------------------------
administer this Plan. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power and the discretion to interpret this Plan and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Participating Employee and Participating Employer and on each other person directly or indirectly affected by such action. The Committee in its discretion may delegate, in whole or in part, its power and authority to another person or entity.

          6.  PARTICIPATION.
              -------------

              (a)  Requirements. Each Eligible Employee who is employed by a
                   ------------
Participating Employer on the first day of an Enrollment Period shall satisfy the requirements to be a Participating Employee for the related Offering Period if:

                   (i) he or she has properly completed and filed an Authorization with the Committee (or its delegate) on or before the last day of such Enrollment Period to purchase shares of Stock under this Plan, and

                   (ii) his or her employment as an Eligible Employee continues uninterrupted throughout the period which begins on the first day of such Enrollment Period and ends on the first day of the related Offering Period, and no Eligible Employee's employment shall be treated as interrupted by a transfer directly between the Company and any Subsidiary or between one Subsidiary and another Subsidiary.

              (b)  Continuity Authorization.  An Authorization shall continue in
                   ------------------------
effect until amended under Section 8.3 or cancelled under Section 8.4.

              (c)  Termination. A Participating Employee's status as such shall
                   -----------
terminate for an Offering Period (for which he or she has an effective Authorization) at such time as his or her Account is withdrawn in full under
Section 8.4(a) or his or her employment terminates under Section 10.1.

          7.  PURCHASE OF SHARES; LIMITATIONS.
              -------------------------------

              (a)  General Rule. Subject to Section 7.2, each Participating
                   ------------
Employee for each Offering Period automatically shall, as of the first day of such Offering Period, be entitled to purchase at the Purchase Price up to a maximum number of whole shares of Stock, determined and specified by dividing such Participant's payroll deductions accumulated prior to the Purchase

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Date and retained in the Participant's Account as of such date by the applicable
Purchase Price. With respect to each Offering Period, the Committee may also specify on or before the first day of such Offering Period, as applicable, a maximum number of shares that shall be made available under this Plan for such Offering Period.

          (b)  Statutory Limitation. No Eligible Employee shall purchase
               --------------------
any Stock under this Plan or under any other employee stock purchase plan (within the meaning of Section 423 of the Code) established by the Company or any Subsidiary (within the meaning of Section 423(b)(8) of the Code) with a Fair Market Value in excess of $25,000 per calendar year determined on the Offering Date, at the time the purchase occurs. For purposes of this limitation, an Eligible Employee's right to purchase Stock of the Company under this Plan shall occur on the Offering Date for such option (subject, however, to the Committee's ability to divest such right under Section 10.1).

          (c)  Insufficient Number of Shares of Stock. If the number of shares
               --------------------------------------
of Stock available for purchase for any Offering Period is insufficient to cover the number of shares which Participating Employees elect to purchase during such Offering Period (whichever is applicable), then the number of shares of Stock which each Participating Employee has a right to purchase on the Purchase Date shall be reduced to the number of shares of Stock which the Committee (or its delegate) shall determine by multiplying the number of shares of Stock available under this Plan for such Offering Period or (as applicable) by a fraction, the numerator of which shall be the number of shares of Stock which such Participating Employee elected to purchase during such Offering Period (as applicable) and the denominator of which shall be the total number of shares of Stock which all Participating Employees elected to purchase during such Offering Period (as applicable).

    8.    METHOD OF PAYMENT.
          -----------------

          (a)  Authorization. To enroll in the Plan for an Offering Period, an
               -------------
Eligible Employee must file an Authorization with the Company (or its designee) and elect to make contributions under the Plan in such form and manner and by such date as determined and communicated by the Committee. Each Participating Employee's Authorization shall specify the specific dollar amount which he or she authorizes his or her Participating Employer to deduct from his or her Compensation each pay period (determined in accordance with such Participating Employer's standard payroll policies and practices) during the Offering Period for which such Authorization is in effect, provided:

               (i) the minimum amount deducted from a Participating Employee's Compensation during any pay period in an Offering Period shall not be less than $5.

               (ii) the maximum amount deducted from a Participating Employee's Compensation during any calendar year shall not exceed the lesser of $25,000 or ten (10%) of the Participating Employee's Compensation.

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          (b) Continuing Authorization. An Authorization once timely filed under
              ------------------------
Section 6.1(a) for an Offering Period commencing on the first day of the calendar year shall continue in effect for each Offering Period thereafter that commences on the first day of the calendar year until amended under Section 8.3 or cancelled under Section 8.4, and an Authorization once timely filed under
Section 6.1(a) for an Offering Period commencing on the first day of a calendar quarter shall continue in effect for each Offering Period thereafter.

          (c) Authorization Amendment. An Authorization for an Offering
              -----------------------
Period commencing on the first day of the Company's calendar year may be amended during an Enrollment Period for such offering Period and the amendment shall be effective for such Offering Period if timely filed under Section 6.1(a).

          (d) Cancellation of Election to Purchase. A Participating Employee who
              ------------------------------------
has elected to purchase Stock for an Offering Period may cancel his or her election in its entirety during an Offering Period. Any such cancellation shall be effective upon the delivery by the Participating Employee of written notice of cancellation to the office or person designated to receive elections. Such notice of cancellation must be so delivered before the close of business on the last business day of the Offering Period.

A Participating Employee's rights upon the cancellation of his or her election to purchase Stock shall be limited to the following:

              i) he or she may receive in cash, as soon as practicable after delivery of the notice of cancellation, the full amount then credited to his or her Account (no partial withdraws are permitted); or

              ii) he or she may have the amount credited to his or her Account at the time the cancellation becomes effective applied to the purchase of the number of shares such amount will then purchase at the end of the Offering Period.

          (e) Account Credits, General Assets and Taxes. All payroll
              -----------------------------------------
deductions made for a Participating Employee shall be credited to his or her Account as of the pay day as of which the deduction is made. All payroll deductions shall be held by the Company or by one, or more than one, Subsidiary (as determined by the Committee) as part of the general assets of the Company or any such Subsidiary, and each Participating Employee's right to the payroll deductions credited to his or her Account shall be those of a general and unsecured creditor. The Company or such Subsidiary shall have the right to withhold on payroll deductions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.

          (f) No Cash Payments.  No Participating Employee may make any
              ----------------
contribution to his or her Account except through payroll deductions made in accordance with this Section 8.

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         9.   EXERCISE OF PURCHASE RIGHT.
              --------------------------

              (a) General Rule. As soon as practicable after the Purchase Date
                  ------------
of each Offering Period, the Company or Custodian will purchase the number of shares of whole Stock that may be purchased by the amounts credited to each Participating Employee's Custodial Account as of such Purchase Date.

              (b) Fractional Shares. No fractional shares shall be purchased under the Plan. The Committee may, at its discretion, determine whether cash in an amount representing the price of any fractional share shall be refunded, carried over to the next Offering Period, or applied to the purchase of a fractional share at the end of an Offering Period; provided that such determination shall apply uniformly to all Participating Employees for each Offering Period.

              (c) Delivery of Stock. A stock certificate representing any
                  -----------------
shares of Stock purchased under this Plan shall be credited to such Participating Employee's Custodial Account, as of such Purchase Date. At the Participating Employee's direction and expense, a stock certificate can be delivered to the Participating Employee and shall be registered in his or her name. No Participating Employee (or any person who makes a claim through a Participating Employee) shall have any interest in any shares of Stock subject until such shares have been purchased and the related shares of Stock actually have been delivered to such person or have been transferred to their Custodial Account.

              (d) Dividends. Any dividends (net of any withholding taxes)
                  ---------
received with respect to shares credited to Participating Employee's Custodial Account will be reinvested in additional shares which shall be purchased by the Custodian in the open market (or by some other means as determined by the Committee) as soon as administratively feasible following receipt of such net dividend payment by the Custodian.

        10.   TERMINATION OF EMPLOYMENT.
              -------------------------

              (a) General Rule. Subject to Section 10.2, if a Participating
                  ------------
Employee's employment as an Eligible Employee terminates on or before the Purchase Date for an Offering Period for any reason whatsoever, his or her Account shall be distributed as if he or she had elected to withdraw in full his or her Account in cash under Section 8.4(a) immediately before the date his or her employment had so terminated. However, if a Participating Employee is transferred directly between the Company and a Participating Subsidiary or between one Participating Subsidiary and another Participating Subsidiary while he or she has an Authorization in effect, his or her employment shall not be treated as terminated merely by reason of such transfer and any such Authorization shall (subject to all the terms and conditions of this Plan) remain in effect after such transfer for the remainder of such Offering Period.

              (b) Death. If a Participating Employee dies and has an election to
                  -----
purchase Stock in effect at the time of his or her death, the legal representative of the deceased

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Participating Employee may, by delivering written notice to the office or person designated to receive elections no later than the end of the Offering Period, elect to

                  i) have the amount credited to the Participating Employee's Account at the time of his or her death, or

                  ii) cancel in full the election to purchase shares of Stock in accordance with the provisions of Section 8.4(a).

If no such notice is given within such period, the election will be deemed canceled as of the date of death, and the only right of such legal representative will be to receive in cash the amount credited to the deceased Participating Employee's Account.

         11.  NON-TRANSFERABILITY. Neither the balance credited to a
              -------------------
Participating Employee's Account nor any rights to purchase Stock under this Plan shall be transferable other than by will or by the laws of descent and distribution, and any purchase right shall be exercisable during a Participating Employee's lifetime only by the Participating Employee.

         12.  ADJUSTMENT. The number, kind or class (or any combination thereof)
              ----------
of shares of Stock reserved under Section 3, and the Purchase Price of such shares of Stock as well as the number, kind or class (or any combination thereof) of shares of Stock subject to grants under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to such changes as Stock dividends or Stock splits.

         13.  SECURITIES REGISTRATION. As a condition to the receipt of shares
              -----------------------
of Stock under this Plan, an Eligible Employee shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the Securities Act of 1933 and any applicable state securities law or the Eligible Employee shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates representing the Stock transferred upon the exercise of an option may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the Securities Act of 1933 or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the Securities Act of 1933 and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

                                        8

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          14. AMENDMENT OR TERMINATION. This Plan may be amended by the Board
              ------------------------
from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, Section 423 of the Code and the laws of the Commonwealth of Virginia, and any such amendment shall be subject to the approval of the Company's stockholders to the extent such approval is required under Section 423 of the Code or the laws of the Commonwealth of Virginia or to the extent such approval is required to satisfy any requirements under applicable law.

          The Board also may terminate this Plan or any offering made under this Plan at any time. The actions of the Committee may be taken at a meeting by a majority of its members, in writing without a meeting if all members of the Committee sign such writing or by the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting in this manner shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes.

          The Committee will administer the Plan on a nondiscriminatory basis and will apply uniform rules to all persons similarly situated. The Board reserves the right to amend the Plan from time to time subject to the following limitations:

                  i) No amendment will be made without the prior approval of the stockholders of the Company if the amendment will (1) increase the number of shares available for purchase under the Plan, or (2) materially modify the eligibility conditions or increase the benefits available to Eligible Employees under the Plan.

                  ii) No amendment will reduce the amount of a Participating Employee's Account or Custodial Account balance.

                  iii) No amendment will be made which will cause the Plan to not satisfy the requirements under Section 423 of the Code.

          15. MISCELLANEOUS.
              -------------

              (a) Stockholder Rights. No Participating Employee shall have any
                  ------------------
rights as a stockholder of the Company as a result of the grant of a purchase right pending the actual delivery of the Stock subject to such purchase right to such Participating Employee.

              (b) No Contract of Employment. The grant of a purchase right to a
                  -------------------------
Participating Employee under this Plan shall not constitute a contract of employment and shall not confer on a Participating Employee any rights upon his or her termination of employment.

              (c) Withholding. Each purchase right shall be made subject to the
                  -----------
condition that the Participating Employee consents to whatever action the Company directs to satisfy the


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federal and state tax withholding requirements, if any, which the Company in its discretion deems applicable to the exercise of such purchase right.

          (d) Construction. All references to sections are to sections of this
              ------------
Plan unless otherwise indicated. This Plan shall be construed under the laws of the Commonwealth of Virginia, without regard to the law of conflicts of such state, to the extent that federal law does not preempt such laws. Finally, each term set forth in Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

          (e) Costs. All costs and expenses incurred in the administration of
              -----
the Plan will be paid by the Company. Any brokerage fees or expenses for the sale or transfer of Stock by a Participating Employee will be borne by the Participating Employee.

          (f) Liability for Taxes. Each Participating Employee shall be
              -------------------
responsible for, and will indemnify the Participating Employer against, any federal, state or local income or other applicable taxes, including any interest or penalties relating thereto, to which the Participating Employee may be subject as a result of the Participating Employee's participation in the Plan or the Participating Employee's sale of shares acquired thereunder.

          (g) Rule 16b-3. The Committee shall have the right to amend any
              ----------
purchase right to withhold or otherwise restrict the transfer of any Stock of the Company or cash under this Plan to an Eligible Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the Securities Exchange Act of 1934 might be applicable to such grant or transfer.

  16.     EFFECTIVE DATE; TERM OF PLAN.  This Plan shall become effective
          ----------------------------
upon approval by the Company's stockholders and shall continue in effect for a term of ten years unless terminated earlier under Section 14.

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